PLACEMENT AGENT AGREEMENT

THIS PLACEMENT AGENT AGREEMENT (the "Agreement") is made and entered to be effective this 16th day of July, 2001 by and between OneCap, a Nevada corporation (the "Company") and NevWest Securities Corporation, a Nevada corporation (the "Placement Agent"), with reference to the following facts:

                                    RECITALS
A. WHEREAS the Company desires to issue and sell up to 25,000 Units (the "Units") at a price of $1,000 per Unit, each Unit consisting of One Convertible Debenture (a) with a face value of $1,000, (b) bearing interest to holder pursuant to terms and conditions to be determined, (c) convertible into Common Stock of the Company at a conversion rate to be determined, and (d) subject to all additional terms and conditions as shall be specified in a Confidential Private Placement Memorandum (the "Memorandum") prepared pursuant to this Agreement;

B.   WHEREAS the  Company  desires to issue and sell a minimum of 1,000  Units
     in  the  total  minimum   aggregate  amount  of  $1,000,000  (the  "Minimum
     Offering") and a maximum of 25,000 Units in the total maximum aggregate amount of $25,000,000 (the "Maximum Offering");

C. WHEREAS the Company desires to conduct the offering of Units pursuant to Regulation D, Rule 506 of the Securities Act of 1933, as amended, and other applicable rules and regulations (collectively, the "Regulations");

D. WHEREAS the Company desires that the Placement Agent offer and sell strictly on a "best efforts" basis to a limited number of qualified purchasers (the "Investors"), as exclusive agent of the Company, the Units described in the Memorandum;

                                    AGREEMENT

NOW,  THEREFORE,   upon  the  terms,  covenants,  and  conditions  set  forth below  and  for  good  and  valuable
consideration, the parties agree as follows:

1. Incorporation of Recitals. Recitals A through D above are incorporated into this Agreement by this reference as though fully set forth in this paragraph 1.

2. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

2.1. Commission. "Commission" means the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

2.2. Company. "Company," to the extent the context permits, includes any subsidiary.

2.3. Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

2.4. Officer's Certification. "Officer's Certification" means a writing signed by the Company's chief executive officer and its chief financial officer, and its secretary or assistant secretary, stating that (i) the Persons signing the writing have made or have caused to


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         be made the investigations necessary in order to permit them to verify the accuracy of the information set forth in such writing, and (ii) to the best of their knowledge, the writing does not misstate any material fact and does not omit to state any fact necessary to make the writing not misleading.

2.5. Proprietary Rights. "Proprietary Rights" means patents, registered or common law trademarks, service marks, trade names, registered or common law copyrights, licenses, and other similar rights (including, without limitation, know how, trade secrets, and other confidential information) and applications for each of the foregoing.

2.6. Securities Act. "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

2.7. Subsidiary. "Subsidiary" means any corporation or other entity of which units of stock or other Units of ownership possessing a majority of the ordinary voting power in electing the board of directors, or exercising corresponding control in the case of a non-corporate entity, is, at the time as of which any determination is being made, owned by the Company either directly or indirectly through one or more Subsidiaries.

3.       Agreement to Sell Units and Engage Placement Agent

3.1. Appointment of Placement Agent. On the terms and subject to all the conditions of this Agreement the Company agrees to sell, and to engage the Placement Agent on an exclusive basis for 180 days from the date hereof to sell the Units to be offered pursuant to the Memorandum and the exhibits thereto, and the Placement Agent agrees to sell on behalf of the Company and pursuant to the Memorandum and the exhibits thereto and this Agreement, up to 25,000 Units for a maximum aggregate offering amount of $25,000,000, with the minimum amount and escrow of funds of $1,000,000 required, on a "best efforts" basis. The Placement Agent shall act exclusively as agent in the sale of the Units.

3.2. Responsibility of Company. The Company recognizes that compliance with applicable federal and state law (except as to active misrepresentations by the Placement Agent or the default by the Placement Agent in the performance of its obligations described herein, including its obligations concerning compliance with the requirements of applicable federal and state securities laws pertaining to the offer and sale of the Units) is in all respects the responsibility of the Company, and the Company agrees to take such precautions as may be necessary to ensure compliance therewith. Without in any way limiting the generality of the foregoing, the parties contemplate that the offer and sale of Units will be made so as to comply with the exemptions from the registration requirements of section 5 of the Securities Act of 1933, as amended (the "Securities Act"), afforded by sections 3(b), 4(2), and/or 4(6) of the Securities Act, and the exemptions from qualification afforded by the rules and regulations promulgated pursuant to the above sections, including Regulation D promulgated pursuant to the Securities Act. The Units may be offered and sold in Nevada and other states pursuant to limited offering or other exemptions or other qualification in such states as may be mutually agreeable to the Company and the Placement Agent.

3.3. Offering Memorandum. The Company shall at its own expense prepare and amend, if necessary, the Memorandum and such other disclosure and offering documents as are required to comply with the requirements of the applicable federal and state securities laws for the offering contemplated by this Agreement and to copy and deliver to the Placement Agent at the Company's expense the number of copies reasonably requested by the Placement Agent for use in connection with


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         the  Offering.   The  representations   made  by  the  Memorandum  are
         exclusively the representations of the Company as relied upon by the Placement Agent. The Company shall take prudent steps necessary to assess the legal and/or regulatory sufficiency of the Memorandum or like documentation via its own in-house counsel or via the retention of outside counsel engaged specifically to review such material and the relevant issues thereunto pertaining. In any event, the Company warrants that in authorizing the use of any documentation used in conjunction with the activities anticipated to be conducted herein, it shall cause to be undertaken sufficient review of such activity by competent counsel and/or advisors and no provision contained herein shall result in any duty incumbent upon the Placement Agent to
         ascertain   the   legal   and/or   regulatory   sufficiency   of  such
         documentation.

3.4. Full and Fair Disclosure. It is expressly understood and expected by both parties and expressly warranted by the Company that the Memorandum and any other documentation provided by the Company to the Placement Agent in connection with the offering of the Units pursuant to this Agreement shall be reviewed by the Company or its appointees of sufficient competence for any material deficiencies in such a manner as to ensure accuracy and full and fair disclosure. The Company warrants that it shall take prudent steps necessary to ensure that such documentation contain no material misrepresentations or omissions and hereby acknowledges that the Placement Agent is not responsible for ensuring the accuracy or sufficiency of any documentation or disclosures therein.

3.5. "Blue Sky." The Placement Agent, prior to making any offers in any state, shall promptly advise the Company in writing of the requirements of the state securities laws of each such state for making such offers and sales without registration or qualification of the securities offered in that state. The Company shall evaluate said requirements and advise the Placement Agent whether the Company desires to proceed with the offering in each particular state. Upon approval by the Company, the Placement Agent shall file all documents and notices and pay such fees, recoverable from the Company, as are required to make offers and sales in each state chosen by the Company pursuant to this Offering. Nothing herein shall require the Company to pay costs of the Placement Agent's registering as a broker/dealer in any state.

3.6. Procedures. The offer and sale of the Units and the procedure for subscribing thereto shall conform to the description thereof as set forth in the Memorandum.

3.7. Noncircumvention. The Company agrees not to sell, contract to sell, offer to sell, solicit offers for the purchase, or otherwise dispose of or offer to dispose of or enter into any agreement to dispose of any Units to any individual, entity, institution, venture capitalist, etc., introduced to the Company by the Placement Agent, without disclosing such an intent and without securing written authorization from the Placement Agent of such a sale or offer prior to occurrence, throughout the offering period. In any event, the Company is obliged to compensate the Placement Agent as stipulated in this Agreement.

4. Best Efforts Basis. The Company hereby expressly acknowledges that the Placement Agent is under no obligation to purchase any number of Units in a manner which may be construed as a firm underwriting or commitment and that the sum and substance of this relationship is strictly characterized by the term(s) "agent," "finder," and "best efforts" as these terms are generally defined by applicable rules and regulations as promulgated by the Securities Exchange Commission and NASD. There is no obligation on the part of the Placement Agent to purchase or raise the minimum proceeds indicated.


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5.       Escrow Provisions. The Placement Agent shall cause to be created an
         Escrow Account with a bank acting as the Escrow Agent. Delivery and payment of any proceeds from any Investors shall be made to such Escrow Account. The Company shall compensate the Placement Agent concurrent to the satisfaction of any contingency and the subsequent release of any funds from escrow as established in the Memorandum. The cost of initiating such Escrow Account shall be borne by the Company, which cost is estimated to be $1,500.00.

5.1. Escrow Agent. The Escrow Agent shall be a bank as defined by Section 3(a)(6) of the Securities Exchange Act of 1934, as amended.

5.2. Escrow Agreement. The Company, the Placement Agent, and the Escrow Agent shall enter into an Escrow Agreement in accordance with applicable rules and regulations, particularly SEC Rule 15(c)2-4.

5.3. Escrow Account. Pursuant to the Escrow Agreement, NevWest/OneCap Escrow Account (the "Escrow Account") shall be a non-interest bearing account held with the Escrow Agent.

5.4.     Delivery of Escrow Funds.

         5.4.1 The Subscribers shall deliver to The Placement Agent checks or wire transfers made payable to the order of NevWest/OneCap Escrow Account together with the Subscribers' mailing addresses. All funds received by The Placement Agent shall (i) be transmitted directly into the Escrow Account by noon of the next business day after receipt thereof, and (ii) become available to the issuer immediately upon satisfaction of the contingency stipulated to be the attainment of the Minimum Offering. The collected funds deposited into the Escrow Account are referred to herein as the "Escrow Funds."

         5.4.2 The Placement Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to The Placement Agent, the sole duty of The Placement Agent shall be to notify the Company and promptly return the check to the Subscriber.

5.5. Investment of the Escrow Funds. The Escrow Account shall not bear interest and no investments, other than those that comply with SEC Rule 15(c)2-4, shall be made while the Escrow Funds are held in escrow.

5.6. Release of Escrow Funds. The Escrow Funds shall be disbursed from the Escrow Account in accordance with the following:

         5.6.1 Provided that the Escrow Funds total at least $1,000,000 at or before 5:00 p.m., Pacific Standard Time (PST), on the Closing Date defined as the date 180 days from the date of commencement of the Offering, or on any date prior thereto, the Placement Agent shall instruct the Escrow Agent to release the Escrow Funds (or any portion thereof) promptly to the Company, and thereafter the Escrow Account shall remain open for the purpose of depositing therein the subscription price for additional Units sold in the Offering, which additional Escrow Funds shall be available to the Company immediately or as otherwise instructed by the Company.

         5.6.2 If, by 5:00 p.m., PST, on the Closing Date, the Escrow Funds do not total at least $1,000,000, then the Escrow Funds shall be returned promptly to Subscribers by the Escrow Agent.



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         5.6.3 In the event that at any time the Placement Agent shall receive from the Company written instructions signed by an individual who is identified as an officer or director of the Company, requesting to refund to a Subscriber the amount of a collected check or other funds received in escrow, the Placement Agent shall instruct the Escrow Agent for such refund to be made promptly to the Subscriber.

5.7. Limitation of Responsibility and Liability of the Placement Agent. The Placement Agent

         5.7.1 shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own negligence and willful misconduct;

         5.7.2 shall be authorized to rely upon all written instructions and/or communications of the Company which appear to be valid on their face;

         5.7.3 shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property;

         5.7.4 may consult with legal counsel of its choice with regard to any legal question arising in connection with its duties or responsibilities hereunder, and shall have no liability or responsibility by reason of any action it may take or fail to take in accordance with the opinions of such counsel;

         5.7.5 acts hereunder as a trustee only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same; and

         5.7.6 shall be entitled to comply with any final order, judgment or decree of a court of competent jurisdiction, and/or with the consistent written instructions from the non-bank Party.

5.8. Costs and Expenses. Any costs or expenses associated with establishing and/or maintaining the Escrow Account shall be payable by the Placement Agent.

5.9. Termination of Escrow Agreement. The Escrow Agent's responsibilities shall terminate at such time as the Escrow Funds shall have been fully disbursed pursuant to the terms hereof and the Offering as contemplated has formally closed or at such other time as explicitly provided in the Escrow Agreement.

6.       Covenants of the Company.

6.1. Offering Documentation. The Company covenants and agrees to provide the Placement Agent with any and all documentation and/or information
         requisite  to  due  diligence   relating  to  the  Units  as  soon  as
         practicable  after the execution and delivery of this  Agreement or as


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

         requested by the Placement Agent from time to time, provided that the Placement Agent agrees to keep this documentation completely confidential, release only that information as agreed upon between the Placement Agent and the Company.

6.2. Qualification of the Units for Offer and Sale. The Company covenants and agrees, prior to, during, and after the offering of the Securities, to cooperate with the Placement Agent and its Counsel in connection with the qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as may be applicable.

6.3. Amendments to the Memorandum. The Company covenants and agrees that, if during the period specified herein, any event shall occur, as a result of which, in the judgment of the Company or in the opinion of Counsel for the Company, it becomes necessary to amend or supplement the Memorandum in order to make the statements therein, in light of the circumstances when the Memorandum is delivered to an offeree or purchaser, not misleading, or if it is necessary to amend or supplement the Memorandum to comply with any law, the Company shall take all steps necessary to make such amendments and to inform the Placement Agent so that it may furnish to Investors the amended Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Memorandum will comply with the law, and to furnish to the Placement Agent and to such others as applicable, such information in a timely fashion.

6.4. Complete Performance. The Company covenants and agrees to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and to satisfy all conditions precedent to the delivery of the Units.

7. Representations and Warranties of the Company. Subject to the information set forth in this Agreement, the Memorandum, and the exhibits to the Memorandum, the Company represents, warrants, and agrees with the Placement Agent as follows:

7.1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing, and in good Standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse affect on the condition (financial or otherwise), business, properties, net worth, or results of operations of the Company. The copies of the articles of incorporation and bylaws which have previously been provided to the Placement Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

7.2. Capital Stock and Related Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Memorandum. Except as set forth in the Memorandum, the Company does not have outstanding any stock or securities convertible or exchangeable for any units of its capital stock, and it is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any units of its capital stock. All of the outstanding units of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable. There are no preemptive rights of stockholders with respect to the shares that would be issued in the event of conversion of the Units and, upon


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         issuance,  such  shares  will  be  validly  issued,  fully  paid,  and nonassessable.

7.3.     Authorizations, No Breach.  The execution,  delivery,  and  performance
         of  this  Agreement  and  all  other   agreements   and   transactions
         contemplated  hereby have been duly  authorized  by the Company.  This
         Agreement   and  all  other   agreements   contemplated   hereby  each
         constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby and the fulfillment of and compliance, with the respective terms hereof and thereof by the Company are not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of,
         (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the Company's or any subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of the articles of incorporation or bylaws of the Company, or any law, statute, rule, or regulation to which the Company is subject, or any agreement, instrument, order, judgment, or decree to which the Company is subject; or require any authorization, consent, approval, exemption, or other action by or notice to, any court or administrative or governmental body required to be filed as of the date of this representation.

7.4.     Financial  Statements.  The Memorandum  shall contain audited balance sheets of the Company as of the last auditable period immediately prior to start of the private placement, and the related audited statements of operations, stockholders' equity, and cash flows of the Company including the footnotes thereto, together with the opinion of the independent certified public accountants, with respect thereto. Such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Memorandum may also contain unaudited financial statements (the "Latest Financial Statements"). The balance sheet of the Latest Financial Statements shall present fairly, as of its date, the financial condition of the Company on such date. The Company shall not have had, as of the date of such balance sheets, except as and to the extent reflected or reserved against therein (including the notes thereto), any liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The statements of operations of the Latest Financial Statements shall present fairly, the results of operations of the Company for the periods indicated. The statements of stockholders' equity and cash flows of the Latest Financial
         Statements shall present fairly the information which should be presented therein in accordance with generally accepted accounting principles. The presentation of the Latest Financial Statements in accordance with regulation S-X promulgated by the Securities and Exchange Commission (the "Commission") regarding the form and content of and requirements for financial statements to be filed with the Commission would not materially and adversely affect the reported amount of the Company's assets, stockholders' equity, or results of operations as of any date or for any period included therein.

7.5. Independent Public Accountants. The independent public accountants, whose report respecting the audited financial statements of the Company is included in the Memorandum and who, as expert, having reviewed certain other information of a financial nature contained in the Memorandum, shall be independent certified public accountants as required by the Securities Act.

7.6. No Material Adverse Change. Except as set forth in the Memorandum, since the date of the Latest Financial Statements, there has been no
         material  adverse  change  in  the  Company's   financial   condition,


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         operating results,  business prospects,  employee relations,  customer relations, or otherwise, other than changes occurring in the ordinary course of business which in the aggregate shall have not been materially adverse to the Company.

7.7.     Absence of Certain Developments.

         7.7.1 Except as expressly provided by this Agreement and except as disclosed in or contemplated by the Memorandum, since the date of the Latest Financial Statements the Company has not:

               (a)      issued any equity stock, bonds, or other securities;

               (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities, under contracts entered into in the ordinary course of business;

               (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any units of its capital stock,

               (e) mortgaged or pledged any of its properties or assets, or subjected them to any lien, security interest, charge, or any other encumbrance, except liens for current property taxes not yet due and payable,

               (f) sold, assigned, or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

               (g) sold, assigned, or transferred any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, or disclosed any proprietary confidential information to any person;

               (h) suffered any extraordinary losses or intentionally waived any rights of material value or compromised any material claims, whether or not in the ordinary course of business of consistent with past practice;

               (i) made capital expenditures or commitments therefore that aggregate in excess of $50,000;

               (j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business,

               (k)      made charitable contributions or pledges, or

               (1) suffered any damage, destruction, or casualty loss, whether or not covered by insurance.

         7.7.2 The Company has not at any time made any political contributions, or any bribes, kickback payments, or other illegal payments.


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

7.8.     Assets

         7.8.1 Except as set forth in the Memorandum or the Latest Financial Statements, the Company has good and marketable title to, or a valid leasehold interest in, the material properties and assets shown on the Latest Financial Statements or in the Memorandum or acquired thereafter, free and clear of all material liens, security interests, charges and encumbrances, other than liens for current property taxes not yet due and payable and as disclosed in the Memorandum or the Latest Financial Statements.

         7.8.2 Except as set forth in the Memorandum, the Company's buildings, equipment, and other tangible assets are in good condition in all material respects and are usable in the ordinary course of business.

         7.8.3 Except as set forth in the Memorandum, the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

7.9. Material Contracts. Except as set forth in the Memorandum, the Company is not a party to any material contract (meaning thereby a contract materially affecting its business or properties). No default of any material significance exists in the due performance and observance by the Company of any term, covenant, or condition of any such contract; all such contracts are in full force and affect and are binding on the parties thereto in accordance with their terms; and to the knowledge of the Company, no other party to any such material contract has threatened or instituted any action or proceeding wherein the Company is alleged to be in default thereunder.

7.10. Tax Returns. Except as set forth in the Memorandum, the Company has filed all federal, state and local tax returns which are required to be filed and has paid all takes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or provided for by adequate reserves.

7.11. Proprietary Rights. Except as set forth in the Memorandum, the Company, to the best of its knowledge, possesses all material proprietary rights necessary to the conduct of its business. Except as set forth in the Memorandum, (i) the Company, to the best of its knowledge, owns all right, title, and interest in and to all such proprietary rights, (ii) there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and to the best of the Company's knowledge, there are no grounds for the same, (iii) the Company has not received a notice of conflict with the asserted rights of others, and (iv) to the best of the Company's knowledge, the conduct of the Company's business has not infringed any proprietary rights of others.

7.12.    Litigation, Etc. Except as set forth in the, Memorandum, (i) there are no actions, suits, proceedings, orders, investigations, or claims pending or threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or, instrumentality, (ii) there are no arbitration proceedings pending under collective bargaining agreements or otherwise; (iii) there are no governmental inquiries (including inquiries as to the qualification of the Company to hold or receive any license or permit), and (iv) to the best of the Company's knowledge, there is no basis for any of the foregoing.

7.13. Brokerage. Except as set forth in the Memorandum, there are no clalims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company will pay, and hold the Placement Agent harmless against, any liability, loss, damage, or expense (including, without limitation, attorneys' fees and travel and out-of-pocket expenses) arising in connection with any such claim.

7.14. Governmental Consent, Etc. No permit, consent, approval, or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Company or the consummation by the Company of any other transactions contemplated hereby, except as have been obtained or accomplished and except as expressly contemplated herein or in the exhibits hereto.

7.15. Compliance with Laws. Except as set forth in the Memorandum, the Company is not in violation of any law or any regulation or requirements which might have a material adverse effect upon the Company's business, and the Company has not received notice of any such violation.

7.16. Disclosure. Neither this Agreement, its exhibits, nor any of the attachments, written statements, documents, certificates, or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. The Memorandum
         (i) describes accurately in all material respects the business, condition (financial and otherwise), and operations of the Company;
         (ii) contains substantially all information material to the purpose of the Memorandum to the extent that the Company possesses such information, and (iii) contains no untrue statement of a material fact or omits to state any material fact necessary in order to make the statements, in the light of the circumstances in which made, not misleading. The Company acknowledges and agrees that all responsibility for the accuracy and adequacy of information contained in the Memorandum (other than information relating to the Placement Agent made in reliance on and in conformity with information furnished to the Company in writing by or on behalf of the Placement Agents expressly for use therein) shall be the sole responsibility of the Company and shall not be the responsibility of the Placement Agent; and the Company shall promptly take such steps as are or may become necessary to ensure the accuracy and adequacy thereto. Notwithstanding the foregoing, with respect to projections and other forward looking information, if any, contained in the Memorandum, the Company represents only that such projections and other forward looking information were prepared in good faith, that the Company believes it has a reasonable basis for the projections and other forward looking information and the assumptions on which they are based, that the projections represent management's estimate of possible results of operations, that the Company is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet the forecasts set forth in the Memorandum.

7.17. Environmental Matters. The Company is in compliance with all federal, state, local, and regional statutes, ordinances, orders, judgments, rulings, and regulations relating to any environmental matter of pollution or of environmental regulation or control to the extent that any failure to comply therewith or violation thereof have resulted or may result in material actual or potential fines, penalties, or liabilities, and there are and have been no material releases or threatened releases of "hazardous substances" into the environment, as that term is defined in section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, as amended. The Company has no notice of any actual or claimed failure to comply with such statutes, ordinances, orders, judgments, rulings, or regulations with respect to environmental matters.

7.18. Material Transactions or Affiliations. Every contract, agreement, or arrangement between the Company and any predecessor and any person who is or has ever been an officer or director of the Company or person owning of record, or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof was for a bona fide business purpose of the Company, and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the un-expired portion of the term thereof, no less favorable to the Company than terms available from otherwise unrelated parties in arm's-length transactions. Each of the foregoing is accurately and completely described in the Memorandum.

7.19. Use of Proceeds. The Company will apply the proceeds from the sale of the Units in the manner set forth in the Memorandum under the caption "Use of Proceeds."

7.20. Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and dispositions of their respective assets. The system of internal accounting controls maintained by the Company and its subsidiaries is sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary
         (A) to permit preparation of financial statements and (B) to maintain accountability, for assets; and (iii) access to assets is permitted
         only   in   accordance   with   management's   general   or   specific
         authorization;  and (iv) the  recorded  accountability  for  assets is
         compared  with  the  existing  assets  at  reasonable   intervals  and
         appropriate action is taken with respect to any difference.

8. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are, at the option of the Company, subject to the satisfaction of each of the following conditions:

8.1. Suitability of Purchasers. The Company has reason to believe and does believe, based on information provided to it by the Placement Agent or otherwise, that each prospective purchaser is qualified to be a purchaser pursuant to the suitability standards set forth in the Memorandum and all applicable federal and state securities laws

8.2.     Execution of Documents.  Each  prospective  purchaser has completed and
         executed  a   subscription   agreement  and  an  offeree   suitability
         questionnaire, all in such form that is acceptable to the Company.

8.3. Certificate of Placement Agent. The Placement Agent shall have delivered to the Company executed certificates, one certificate dated as of the date of each Closing, duly executed by a qualified representative of the Placement Agent, stating that the actions of the

         Placement Agent in making sales of the Units have been (i) in conformance with the terms and conditions of the Memorandum, and (ii) in compliance with the requirements of federal securities laws and applicable state securities laws regarding the manner of offering such Units.

8.4. Acceptance of Subscribers. The Company, in its good faith discretion, has accepted as Investors the subscribers to whom Units are to be issued at such Closing.

8.5. Representations. Each representation and warranty of the Placement Agent contained in this Agreement or in any statement (including, but not limited to the Memorandum and any financial statements), certificate, schedule, or other document delivered pursuant hereto, or in connection with the transactions contemplated hereby, shall continue to be valid and shall be deemed to be made again at and as of the time of the Initial Closing and each additional closing and shall then be valid in all material respects.

9.       Covenants of the Placement Agent.

9.1. Best Efforts. The Placement Agent covenants and agrees to use its best efforts as the exclusive agent of the Company, to offer and sell the Units; but this covenant shall not constitute an obligation or guarantee to purchase or sell any or all of the Units. The right to offer and sell is subject to and limited by the conditions in the Memorandum and this Agreement.

9.2. Investor Privacy. The Placement Agent covenants and agrees to refrain from soliciting Investors outside of the scope of this Agreement without prior consent of the Company, unless the Placement Agent can demonstrate a relationship between the Placement Agent and such Investors, which relationship must have existed prior to the contemplation of this Agreement.

9.3. Compliance with Securities Laws. The Placement Agent recognizes that the Company is relying on certain exemptions from federal and state registration of this offering, and therefore, further covenants and agrees that:

         9.3.1 It will comply with all the terms and conditions of the Memorandum and applicable state and federal securities laws with which it must comply in order to offer and sell the Units in compliance with the exemptions of the Units from the registration requirements of section 5 under sections 3(b), 4(2), and/or 4(6) of the Securities Act and regulation D and rules 505 and 506 promulgated under the Securities Act and the rules and regulations promulgated pursuant thereto, and other applicable state securities laws;

         9.3.2 It will maintain, and deliver a copy to the Company, a record of names and addresses of persons to whom it delivered a copy of the Memorandum, and the serial number of each such Memorandum so delivered;

         9.3.3 It will obtain a manually executed Subscription Agreement and Suitability Questionnaire for each prospective purchaser and shall assure that each such document has been completed;

         9.3.4 It will have a reasonable belief that each subscriber presented for consideration to the Company meets the minimum investor suitability standards set forth in the Memorandum and, where applicable, it shall have a reasonable belief that each prospective purchase represented to be an "accredited investor" does meet the qualifications for an "accredited investor" as set forth in regulation D.

         9.3.5 It will not offer or sell the Units by any form of general solicitation or general advertising, including, but not limited to, any advertisement; article, notice, or other communication in any media and any meeting or seminar whose attendees have been invited by any general solicitation or advertising as such terms are interpreted for purposes of regulation D and under applicable state securities laws;

         9.3.6 It shall not make any factual statement or representation, whether written or oral, concerning the Company, this Offering, or the Units that is inconsistent with the representations contained in the Offering materials presented to each prospective purchaser by the Company or approved in writing by the Company;

         9.3.7 It will exercise reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Securities Act, which reasonable care may be demonstrated by the following:

               9.3.7.1. Reasonable  inquiry to determine if the  purchaser is acquiring the securities for himself or for other persons;

               9.3.7.2. Written disclosure to each purchaser prior to sale that the securities have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available; and

               9.3.7.3. Causing the placement of a legend on the certificate or other document that evidences the Units stating that the Units have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Units.

         9.3.8 It will not accept subscriptions that, by such acceptance, would cause: (i) the number of purchasers to exceed the maximum number of purchasers allowed by regulation D or under applicable state securities laws, or (ii) the aggregate offering amount to exceed the limitations imposed by regulation D or under applicable state securities laws.

               Notwithstanding anything contained in the foregoing provisions of this section 9.3, or any other provisions of this Agreement, the Company shall have responsibility with respect to determining the requirements of state laws and to comply with the exemptions from the securities registration or qualification requirements of such states with respect to any filings required to comply with such

10. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants that:

10.1. Organization and Corporate Power. It is a corporation duly organized, validly existing, and in good standing under the law of the state of Nevada, and has full corporate power and authority to execute this Agreement and complete the transactions contemplated hereby.

10.2. Registration. It is in good standing and duly registered so that it may undertake the acts and obligations contemplated by this Agreement, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), and the securities laws and regulations of the Nevada Secretary of State Securities Division and any other state in which it is contemplated that the Placement Agent may offer and sell the Units.

10.3. NASD Licensing. It is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and will be able to offer and sell the Units in compliance with exemptions from registration under which the offering is to be conducted under the Securities Act and the relevant state exemption from registration or qualification in each state in which the Units will be offered or sold, will have such licenses, approvals, and authorizations in any states in which offers or sales of the Units are made at such time that any such offers or sales are made, and is subject to no statutory disqualification provisions including, but not limited to those contained in Regulation Section 230.262.

10.4. Authorizations. The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action on behalf of the Placement Agent, and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Placement Agent.

10.5. No Breach. The execution and delivery by the Placement Agent of this Agreement, the performance by the Placement Agent of this Agreement and the completion of the transactions herein contemplated will not conflict with or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, domestic or foreign, or the articles of incorporation or bylaws of the Placement Agent or any material agreement or instrument to which the Placement Agent is a party or by which it is bound or to which it is subject, nor will it give to others any interests or rights, including rights of termination, acceleration, or cancellation, in of with respect to any of the properties, assets, agreements, contracts, or business of the Placement Agent.

10.6. Governmental Consent, Etc. No permit, consent, approval, or authorization of, or declaration to, or filing with, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Placement Agent or the consummation by the Placement Agent of any other transactions contemplated hereby, except as have been obtained or accomplished and except as expressly acknowledged herein or in the exhibits hereto.

10.7. Litigation. The Placement Agent is not aware of any litigation or threatened litigation, regulatory proceeding or order, disciplinary proceeding or claim of violation, or any known basis for any of the foregoing that could materially affect the ability of the Placement Agent to carry out its functions as Placement Agent contemplated by this Agreement.

11. Conditions to Obligations of Placement Agent. The obligations of the Placement Agent under this Agreement are, at the option of the Placement Agent, subject to the satisfaction at or prior to the Initial Closing and through each additional closing, of each of the following conditions,

11.1. Statutory Compliance/Consents. All statutory requirements for the valid completion of the transactions contemplated by this Agreement shall have been fulfilled, all authorizations, consents, and approvals of all federal, state, local, and foreign governmental agencies and authorities, and any membership in a regulatory or self-regulatory organization required to be obtained in order to permit the completion of the transactions contemplated by this Agreement shall have been obtained.

11.2. No Material Adverse Clause. The business, properties, or operations of the Company shall not have been adversely affected in any material way as a result of any fire, accident, or other casualty or extraordinary natural occurrence and there shall not have been incurred any material adverse change in the business, properties, results of operations, or financial condition of the Company.

11.3. Litigation. There shall not be any action, proceeding, investigation, or pending or threatened litigation or arbitration, the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing material liability on the Company, or any of its officers or directors thereof, or the Placement Agent, because of the completion of the transactions contemplated by this Agreement.

11.4. Representations. Each representation and warranty of the Company contained in this Agreement or in any statement (including, but not limited to the Memorandum and any financial Statements), certificate, schedule, or other document delivered pursuant hereto, or in connection with the transactions contemplated hereby, shall continue to be valid and shall be deemed to be made again at and as of the time of the Initial Closing and each additional closing and shall then be valid in all material respects.

11.5. Company Compliance. The Company shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at the initial closing and each additional closing.

11.6. Officers' Certification. The Company shall have delivered to the Placement Agent certification as of the date of the Closing which
         acknowledges   the   fulfillment   of  the  conditions  set  forth  in
         subsections 11.1, 11.2, 11.3, 11.4, and 11.5 hereof.

11.7.    Direction to Escrow Agent. The Company shall have directed the
         Escrow Agent to pay directly to the Placement Agent at the Closing any amounts due the Placement Agent as of such Closing pursuant to this Agreement, upon request of the Placement Agent.

11.8. Further Certificates. The Company shall furnish or cause to have furnished to the Placement Agent at such Closing such further certification(s) and/or documents as the Placement Agent shall have reasonably requested.

12.      Compensation to Placement Agent; Expenses of Offering.

12.1. Payment of Fees and Commissions. Subject to the terms, conditions, and covenants of this Agreement, the Company shall pay to the Placement Agent, the following:

        12.1.1 A non-accountable expense allowance of $30,000 payable immediately upon execution of this Agreement by the Company;

        12.1.2 A commission from the sale of the Units subject to the sale of the Minimum Offering calculated as follows:

               12.1.2.1. 0.5% of the gross proceeds from the sale of the Units to Investors that, for purposes of meeting certain requirements for exemption from registration, are known personally to the Company;

               12.1.2.2. 5% of the gross  proceeds from the sale of the Units to
                         Investors that, for purposes of meeting certain requirements for exemption from registration, are known personally to the Placement Agent; or

               12.1.2.3. 0.5% of the gross  proceeds  from the sale of the Units if the Placement Agent cannot clearly determine whether 12.1.2.1 or 12.1.2.2 above applies.

        12.1.3 A flat fee of $15,000 subject to the sale of the Minimum Offering payable by the Company immediately upon closing of the Offering pursuant to this Agreement;

        12.1.4 Up to 25,000 shares of Common Stock of the Company to be issued by the Company to the Placement Agent immediately upon closing of the Offering pursuant to this Agreement, which shares shall be restricted subject to applicable rules and regulations, including NASD Conduct Rule 2710(c)(7)(A). The actual number of shares of Common Stock of the Company to be issued to the Placement Agent shall be the lower of 25,000 shares or the maximum allowed under NASD Conduct Rule 2710(c)(6)(B)(xi) (the "stock numerical limitation"). If, prior to the closing of the Offering pursuant to this Agreement, the Company effects a stock split, declares a stock dividend, or makes another proportionate adjustment to the number of issued and outstanding shares of Common Stock of the Company, the maximum number of shares of Common Stock of the Company to be issued to the Placement Agent shall be adjusted equitably and proportionately.

12.2. Company Offering Expenses. The Company will pay all its costs and expenses in connection with the private placement of the Units, including, but not limited to, accountants' fees, legal fees, escrow fees, printing and distribution costs, travel expenses of its employees, miscellaneous sales expenses, and filing fees, if any.

12.3. Placement Agent Expenses. The Placement Agent will be responsible for the payment of all fees and expenses, other than those referred to in 12.1 reasonably incurred by it in performing its obligations hereunder.

13.      Indemnification

13.1.    Company Indemnification.  The Company will indemnify and hold  harmless
         the  Placement  Agent  against  any  losses,   claims,   damages,   or
         liabilities, joint or several, to which the Placement Agent may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Placement Agent directly or through the Placement Agent expressly for
         use   therein;   provided   further,   that  in  no  event  shall  the
         indemnification  agreement  contained in this subsection  inure to the


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

         benefit of the Placement Agent (or any person controlling the Placement Agent) on account of any losses, claims, damages, liabilities, or actions arising from the sale of the Units pursuant to the Offering to any person by the Placement Agent if such losses, claims, damages, liabilities, or options arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in the Memorandum or any amendment or supplement thereto based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.

         The indemnity agreement in this subsection shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each officer, director, or partner of the Placement Agent and to each person, if any, who controls the Placement Agent within the meaning of section 15 of the Securities Act.

13.2. Placement Agent Indemnification. The Placement Agent will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein.

         The indemnity agreement in this subsection 13.2 shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

13.3. Notice of Claim. Promptly after receipt by an indemnified party under subsection 13.1 or 13.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this section.

         In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

14.      Miscellaneous.

14.1. Expenses. The Company will pay, and hold the Placement Agent harmless against liability for the payment of (i) reasonable fees and expenses incurred with respect to any amendments or waivers requested by the

         Company (whether or not the same become effective) under or in respect of this Agreement, the Units, or the other agreements contemplated hereby; (ii) stamp and other taxes which may be payable in respect to the execution and delivery of this Agreement or the issuance, delivery, or sales of the Units or any units of Common stock issuable on conversion of the Units; and (iii) reasonable fees and expenses incurred, as against the Company, in respect of the enforcement of the rights granted under this Agreement, the Units, or the other agreements contemplated hereby.

14.2. Notice. All notices or demands shall be in writing and shall be served personally, te1egraphically, or by express or certified mail. Services shall be deemed conclusively made at the time of service if personally served; at the time that the telegraphic agency confirms to the sender delivery thereof to the addressee if served telegraphically; 48 hours after deposit thereof in the United States mail properly addressed and postage prepaid, return receipt requested, if served by express mail; and five days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; or if sent by overnight express delivery. Any notice or demand to the parties shall be given to:

                  To the Company:

                  OneCap
                  5450 West Sahara, 2nd Floor
                  Las Vegas, Nevada 89146
                  Attn: Vincent W. Hesser
                  Telecopy: (702) 948-1202

                  To the Placement Agent:

                  NevWest Securities Corporation
                  2654 West Horizon Ridge Parkway Suite B-3
                  Henderson, Nevada 89052
                  Attn: Antony M. Santos, Esq.
                  Telecopy: (702) 257-4651

         Any party may change its address by providing written notice of such change to the other parties hereto.

14.3. Remedies. The Placement Agent and the Company will have all rights and remedies set forth in this Agreement. Any person having any rights under any provision of this Agreement will be entitled to enforce these rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

14.4. Consent to Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended, and the Company or the Placement Agent, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of the other. No course of dealing between the Company and the Placement Agent or any delay in exercising any rights hereunder will operate as a waiver of any rights of the Placement Agent or the Company.

14.5. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement regardless of any investigation made by the Placement Agent, the Company, or on their respective behalves.

14.6. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

14.7. Entire Agreement, Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supercedes all prior agreements, understandings or letters of intent between of among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

14.8. Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid Linder applicable law, that provision will be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of this Agreement.

14.9. Term and Termination. This Agreement shall terminate on the first to occur of the sale of all Units to be offered and sold pursuant hereto or the expiration of 180 days after the date hereof, unless extended for up to 30 additional days on the agreement of the Company and the Placement Agent, in which event this Agreement shall terminate an the expiration of such extension.

14.10. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

14.11. Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14.12. Governing Law. The construction, validity, and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the laws of the state of Nevada.

14.13. Final Approval. This Agreement in its entirety, is subject to final written authorization by the then General Counsel for NevWest Securities Corporation (the Placement Agent) and is contingent upon a satisfactory due diligence review by the Placement Agent which shall have the discretion to proceed with the offering as contemplated herein or terminate its services depending upon its findings in the process of conducting a due diligence review of the Company. Any accountable expense amounts expended in the process of conducting this due diligence review shall be retained by the Placement Agent. Any amount not otherwise expended shall be returned to the Company within ten (10) days of written notice from the Placement Agent indicating its election not to proceed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the date first written above.

OneCap



Signature:             /s/ Vincent Hesser, President        Date: July 16, 2001

                           Vincent Hesser, President



NevWest Securities Corporation



Signature:             /s/ Sergey Rumyantsev                Date: July 16, 2001

                           Sergey Rumyantsev, President & CEO